                                                                    Exhibit 99.2

HEDGEWARE, INC.
Financial Statements
December 31, 1998 and 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of HedgeWare, Inc.


In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of HedgeWare, Inc. at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 10 to the financial statements, on March 11, 1999, the Company became a wholly owned subsidiary of SS&C Technologies, Inc.

PricewaterhouseCoopers LLP
Stamford, Connecticut
May 24, 1999

HedgeWare, Inc.
Balance Sheet
------------------------------------------------------------------------------

                                                                                  December 31,
                                                                                1998         1997
                         Assets
Current assets
  Cash and cash equivalents                                                 $   137,841   $   24,649
  Accounts receivable, net of allowance for doubtful
   accounts of $142,143 and $16,360 at
   December 31, 1998 and 1997, respectively (Note 2)                            838,645      382,804
  Prepaid expenses and other current assets                                      32,447       27,694
                                                                            -----------   ----------
      Total current assets                                                    1,008,933      435,147

  Fixed assets, net (Note 3)                                                    294,084      238,594
  Other assets                                                                   14,180       15,313
                                                                            -----------   ----------
      Total assets                                                          $ 1,317,197   $  689,054
                                                                            ===========   ==========

                Liabilities and Stockholders' Deficit

Current liabilities
  Accounts payable and accrued expenses (Note 4)                            $ 1,569,780   $   611,416
  Deferred revenue (Note 2)                                                     847,740       227,800
  Current portion of notes payable (Note 6)                                     188,545        42,733
  Current portion of capital lease obligation (Note 9)                            7,280         7,520
  Performance unit plan accrual (Note 8)                                      2,058,052     1,700,000
  Stockholder loans (Note 5)                                                    535,689       154,776
                                                                            -----------   -----------

      Total current liabilities                                               5,207,086     2,744,245

Notes payable, less current portion (Note 6)                                      8,870        48,271
Capital lease obligation, less current portion (Note 9)                          17,257         1,988
                                                                            -----------   -----------

      Total liabilities                                                       5,233,213     2,794,504
                                                                            -----------   -----------

Commitments and contingencies (Note 9)

Stockholders' deficit
  Common stock, no par value, 1,000 shares authorized;
    100 shares issued and outstanding at December 31,
    1998 and 1997                                                                65,500        65,500
  Additional paid-in capital                                                      1,079         2,284
  Accumulated deficit                                                        (3,982,595)   (2,173,234)
                                                                            -----------   -----------

      Total stockholders' deficit                                            (3,916,016)   (2,105,450)
                                                                            -----------   -----------

      Total liabilities and stockholders' deficit                           $ 1,317,197   $   689,054
                                                                            ===========   ===========

  The accompanying notes are an integral part of these financial statements.

HedgeWare, Inc.
Statement of Operations
--------------------------------------------------------------------------------

                                                      Year Ended
                                                      December 31,
                                                   1998          1997
Revenues (Note 2):
  Software licenses                           $    399,473   $     41,990
  Service and maintenance                        3,781,057      3,335,457
                                              ------------   ------------

                                                 4,180,530      3,377,447
                                              ------------   ------------

Cost of revenues and operating expenses:
  Cost of software licenses                         14,740          9,257
  Cost of service and maintenance                2,997,667      1,996,045
  Sales and marketing                              106,365        407,224
  Product development                            1,954,128      1,751,750
  General and administrative                       854,774        462,032
                                              ------------   ------------

                                                 5,927,674      4,626,308
                                              ------------   ------------

Loss from operations                            (1,747,144)    (1,248,861)

Interest expense                                   (21,163)       (11,848)
Interest expense - stockholders                    (54,794)       (29,863)
Other income                                        13,740        28,526
                                              ------------   ------------

Net loss                                      $ (1,809,361)  $ (1,262,046)
                                              ============   ============

  The accompanying notes are an integral part of these financial statements.

HedgeWare, Inc.
Statement of Changes in Stockholders' Deficit
-----------------------------------------------------------------------------

                                                               Additional
                                        Common Stock            Paid-In         Retained
                                     Shares        Amount       Capital         Deficit              Total
Balance at January 1, 1997             100        $ 65,500     $ 24,286       $  (911,188)      $  (821,402)

Dividend distributions                   -               -      (22,002)                -           (22,002)

Net loss                                 -               -            -        (1,262,046)       (1,262,046)
                                     -----        --------     --------       -----------       -----------

Balance at December 31, 1997           100          65,500        2,284        (2,173,234)       (2,105,450)

Dividend distributions                   -               -       (1,205)                -            (1,205)

Net loss                                 -               -            -        (1,809,361)       (1,809,361)
                                     -----        --------     --------       -----------       -----------

Balance at December 31, 1998           100        $ 65,500     $  1,079       $(3,982,595)      $(3,916,016)
                                     =====        ========     ========       ===========       ===========


  The accompanying notes are an integral part of these financial statements.

HedgeWare, Inc.
Statement of Cash Flows
Increase (Decrease) in Cash and Cash Equivalents
-------------------------------------------------------------------------------

                                                                                   Year Ended
                                                                                   December 31,
                                                                            1998                  1997
Cash flows from operating activities
  Net loss                                                             $  (1,809,361)      $  (1,262,046)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
      Depreciation and amortization                                           96,143              85,351
      Provision for doubtful accounts                                        125,783              14,217
      Changes in operating assets and liabilities:
        Accounts receivable                                                 (581,624)           (102,030)
        Prepaid expenses and other current assets                             (4,753)              6,954
        Accounts payable and accrued expenses                                957,159             115,879
        Deferred revenue                                                     619,940             107,800
        Performance unit plan accrual                                        358,052           1,033,333
                                                                       -------------       -------------

Net cash used in operating activities                                       (238,661)               (542)
                                                                       -------------       -------------

Cash flows from investing activities
   Purchase of fixed assets                                                 (126,700)            (92,015)
                                                                       -------------       -------------

Cash flows from financing activities
   Proceeds from stockholder loans                                           387,913             100,000
   Repayment of stockholder loans                                             (7,000)             (1,100)
   Proceeds from notes payable                                               285,000             265,000
   Repayment of notes payable                                               (178,589)           (350,483)
   Payments on capital lease obligations                                      (8,771)             (6,875)
                                                                       -------------       -------------

Net cash provided by financing activities                                    478,553               6,542
                                                                       -------------       -------------

Net increase (decrease) in cash and cash equivalents                         113,192             (86,015)
Cash and cash equivalents, beginning of year                                  24,649             110,664
                                                                       -------------       -------------

Cash and cash equivalents, end of year                                 $     137,841       $      24,649
                                                                       =============       =============

Supplemental disclosures of cash flows
   Interest paid                                                       $      24,551       $      11,848
                                                                       =============       =============

Noncash investing and financing activities

   During 1998, the Company entered into capital lease obligations to purchase fixed assets in the amount of $23,800. No capital lease obligations were entered into during the year ended 1997.

   During 1998 and 1997, the Company declared S-corporation distributions in the amount of $1,205 and $22,002 to stockholders, respectively. These distributions are included in accounts payable and accrued expenses on the balance sheet and have not been paid as of December 31, 1998.

  The accompanying notes are an integral part of these financial statements.

HedgeWare, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

1. Nature of the Business

   HedgeWare, Inc. ("HedgeWare" or the "Company") was incorporated in Delaware in 1988 as an "S" corporation. HedgeWare provides portfolio, financial partnership, and tax accounting software to hedge fund managers and traders throughout the United States. HedgeWare develops and markets software used by active hedge fund managers to track and calculate their positions in numerous instrument types. HedgeWare products provide registered investment advisors with a complete set of tools for enterprise-wide portfolio management, accounting, research, and operational support.

2. Summary of Significant Accounting Policies

   Cash Equivalents
   The Company considers all highly liquid investments with original maturities of three months or less from the date of acquisition to be cash equivalents. The Company invests its excess cash in an overnight money market account. Accordingly, the investments are subject to minimal credit and market risk. At December 31, 1998 and 1997, the Company had $3,156 and $5,766, respectively, in a money market account.

   Revenue Recognition and Deferred Revenue
   The revenue recognition policies for the period are presented in conformity with AICPA Statement of Position 97-2, "Software Revenue Recognition" ("SoP 97-2"). Under SoP 97-2, the Company recognizes software license revenue when a noncancelable license agreement has been executed, fees are fixed and determinable, the software has been delivered, accepted by the customer if acceptance is required by the contract and other than perfunctory, and collection is considered probable. Revenue is derived from the sale of software licenses and from the performance of maintenance, installation, training and programming services. License revenue is recognized when the software is delivered unless there is uncertainty about customer acceptance, in which case, the Company delays recognition of revenue until acceptance occurs. Revenue from services is recognized as the services are performed. Maintenance revenues are recognized ratably over the maintenance period, generally one year. Revenue is deferred to the extent of cash received in advance of delivery or performance of services. The Company had a provision for doubtful accounts of $142,143 and $16,360 at December 31, 1998 and 1997, respectively.

   Fixed Assets
   Fixed assets are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Assets held under capital leases are amortized over the shorter of the lease life or the estimated useful life of the assets. Maintenance and repair costs are expensed as incurred.

   Research and Development and Capitalized Software Development Costs
   In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company has evaluated the establishment of technological feasibility of its products under development. The time period during which costs could be capitalized from the point of reaching technological feasibility until the time of general product release is short and, consequently, the amounts that could be capitalized are not material to the Company's financial position or results of operations. Therefore, the Company charges all product development expenses to operations in the period incurred.

HedgeWare, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

   Concentration of Credit Risk and Significant Customers
   Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of trade accounts receivable. The Company grants credit terms in the normal course of business to its customers. At December 31, 1998, two of the Company's customers accounted for approximately 11% and 14% of the Company's accounts receivable. At December 31, 1997, two of the Company's customers accounted for approximately, 12% and 14% of the Company's accounts receivable.

   Financial Instruments
   The carrying amounts of the Company's financial instruments, which include cash, accounts receivable, accounts payable and accrued expenses, notes payable and stockholder loans, approximate their fair market values at December 31, 1998.

   Income Taxes
   Beginning in 1988, Hedgeware elected and has since been treated for federal and certain state income tax purposes as an "S" corporation under Subchapter S of The Internal Revenue Code of 1986, as amended. Therefore, no provision for federal income taxes is made in the financial statements. The income tax effect of the Company's activities accrue to the individual stockholders.

   Comprehensive Income
   The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income." SFAS 130 requires that items defined as comprehensive income, such as foreign currency translation adjustments and unrealized gains (losses) on marketable securities, be separately classified in the financial statements and that the accumulated balance of other comprehensive income be reported separately from accumulated deficit and additional paid-in capital in the equity section of the balance sheet. There were no differences between net income and comprehensive income for the year ended December 31, 1998 and 1997.

   Use of Estimates
   The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

HedgeWare, Inc.
Notes to Financial Statements
-----------------------------------------------------------------------------

3.   Fixed Assets

     Fixed assets consist of the following:

                                                                                          Estimated
                                                                  December 31            useful life
                                                             1998            1997        (in years)
                                                         ------------     ----------   --------------
          Leasehold improvements                         $   19,663       $  19,663          5
          Office equipment                                  151,028         121,322          7
          Hardware and software                             654,310         533,516          5
                                                         ----------       ---------

                                                            825,001         674,501
          Accumulated depreciation and amortization        (530,917)       (435,907)
                                                         ----------       ---------

                                                         $  294,084       $ 238,594
                                                         ==========       =========



     Depreciation expense for the years ended December 31, 1998 and 1997 was $95,010 and $84,409, respectively.

     Included in the above amounts are office equipment acquired under capital leases as of December 31, 1998 and 1997 of $56,200 and $32,400, respectively. Accumulated amortization on assets under capital leases totaled $32,267 and $24,300 as of December 31, 1998 and 1997, respectively.

4.   Account Payable And Accrued Expenses

     Accounts payable and accrued expenses consist of the following:

                                                             December 31,
                                                        1998             1997
                                                    ------------       ----------
          Accounts payable                          $   217,485        $  47,698
          Accrued employee compensation                 712,803          260,991
          Other accrued expenses                        639,492          302,727
                                                    -----------        ---------

                                                    $ 1,569,780        $ 611,416
                                                    ===========        =========


5.   Stockholder Loans

     At December 31, 1998 and 1997, the Company had $535,689 and $154,776 of stockholders loans outstanding. The loans bear interest at a rate of 9.5% per annum and are payable on demand. During 1998 and 1997, the Company incurred $54,794 and $29,863 of interest expense, of which $84,657 and $29,863 was payable at December 31, 1998 and 1997, respectively, and are included in accounts payable and accrued expenses on the financial statements. These loans and accrued interest were settled in March 1999 in connection with the merger (Note 10).

HedgeWare, Inc.
Notes to Financial Statements
-----------------------------------------------------------------------------

6.   Notes Payable

     During 1998, the Company entered into an agreement with a bank to provide a $150,000 revolving credit facility (the "Agreement"). At December 31, 1998, the Company had outstanding borrowings of $150,000 under the Agreement which were repaid in March 1999 in connection with the merger (Note 10). Interest accrues at a rate of 8.75% per annum. This obligation is collateralized by all assets of the Company.

     During 1997, the Company entered into a $50,000 note payable with a bank. At December 31, 1998 and 1997, the outstanding obligation was $26,516 and $42,572, respectively, and was paid off in March 1999 in connection with the merger. The note accrued interest at a rate of 9.0% per annum. This obligation was collateralized by all the personal property of the Company.

     During 1996, the Company entered into a $75,000 note payable with a bank. At December 31, 1998 and 1997, the outstanding obligation was $20,899 and $48,432, respectively, and was paid off in March 1999. The note accrued interest at a rate of 9.75% per annum. This obligation was collateralized by all the personal property of the Company.

     Interest expense related to the above bank debt totaled $23,475 and $10,652 for the years ended December 31, 1998 and 1997, respectively.

7.   Common Stock

     Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company's stockholders. Common stockholders are entitled to receive dividends, if any, as may be declared by the board of directors.

8.   Performance Unit Plan

     The Company has established a Performance Unit Plan (the "Plan") which consists of granting of performance units to certain key employees of the Company. The Plan is administered by the board of directors, who determine which employees will receive the performance units and the number of performance units to be granted to the employees. The ultimate value of these performance units is contingent upon the fair value of the Company. The increase in the value of these units is accrued and expensed over the vesting period. The Plan has authorized 20,000 units, not to exceed 20% of the value of the Company. The units generally vest equally over a three-year period and no payments under the Plan shall be made until the employee has been employed by the Company for three years. Upon a change in control, unit holders in the Plan will receive 20% of the consideration that is received by the stockholders. During 1998 and 1997, the Company awarded 6,000 and 16,370 units, respectively, and recorded $358,052 and $1,033,333, respectively, in related compensation expense. At December 31, 1998 and 1997, the Company has accrued $2,058,052 and $1,700,000 as the estimated obligations payable under the Plan. As a result of the merger described in
     Note 10, the Performance Unit Plan holders received 20% of the consideration.

Hedgeware, Inc.
Notes to Financial Statements
-----------------------------------------------------------------------------

9.   Commitments and Contingencies

     The Company leases office space under a non cancelable operating lease for which the Company has a remaining commitment in 1999 totaling $116,406. The Company has entered into capital leases for equipment having remaining terms in excess of one year. The Company's future minimum lease commitments under these capital leases are as follows:

                                                             Capital
                                                             leases
       1999                                                 $ 9,125
       2000                                                   7,107
       2001                                                   7,107
       2002                                                   5,330
                                                            -------

       Total                                                 28,669

       Less-Amount representing interest                      4,132
                                                            -------

       Present value of future minimum lease payments       $24,537
                                                            =======

10.  Subsequent Event

     During the first quarter of 1999, Asset Management Acquisition Corp., a wholly owned subsidiary of SS&C Technologies, Inc. ("SS&C") merged with and into the Company, whereupon the Company became a wholly owned subsidiary of SS&C. In connection with the merger, the Company exchanged all of its outstanding common stock in exchange for shares of SS&C common stock.